Exhibit 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), effective as of May 8, 2019 (the “Effective Date”), is entered into by and between GOPHER PROTOCOL, INC., a Nevada corporation, having an address at 2500 Broadway, Suite F-125, Santa Monica, CA 90404 (“Assignor”) and MOBIQUITY TECHNOLOGIES, INC., a New York corporation, having an address at 35 Torrington Lane, Shoreham, New York 11786 (“Assignee”).

WHEREAS, Assignor and Assignee are parties to a Membership Interest Purchase Agreement, dated as of May 8, 2019 (the “MIPA”), pursuant to which Assignor sold to Assignee 49% of the membership interests of Advangelists, LLC, a Delaware limited liability company (the “Company”). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to such terms in the MIPA;

WHEREAS, pursuant to the terms of the MIPA, Assignor and Assignee desire to enter into this Agreement to provide for the (a) assignment to Assignee of all of Assignor’s rights under that certain Promissory Note made by Glen Eagles Acquisition LP (“GEAL”) to the order of Deepankar Katyal in his capacity as the representative of the former members of the Company (the “Payee”) on December 6, 2019 in the original principal amount of $9,500,000 (the “Note”), a copy of which such Note is attached hereto as Exhibit A,, which such Note and the obligations thereunder was assumed by Assignor on May 8, 2019 pursuant to an Assignment and Assumption Agreement by and between Assignor and GEAL (the “GEAL Agreement”), and (b) assumption by Assignee of all of Assignor’s obligations arising under the Note on and after the date hereof (the “Assumed Obligations”);

WHEREAS, upon execution of this Agreement, for the consideration exchanged pursuant to the MIPA, Assignee shall assume all of the Assumed Obligations and Assignor shall have no further obligations or liabilities under the Note.

NOW THEREFORE, in consideration of the foregoing recitals, the covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.                  Assignment and Assumption. Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor’s right, title and interest in, to and arising under the Note and Assignee hereby accepts the same, and (b) Assignee hereby assumes and agrees to be bound by all of the Assumed Obligations arising under the Note.

2.                  Representations and Warranties of the Assignor. The Assignor hereby makes the following representations and warranties to the Assignee as of the Effective Date:

a.       The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. The Assignor has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Assignor of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Assignor. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by the Assignor, and (assuming due authorization, execution and delivery by the Assignee) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of the Assignor, enforceable against the Assignor in accordance with their respective terms.

b.       The execution, delivery and performance by the Assignor of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of limited partnership or other organizational documents of the Assignor; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Assignor; or (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which the Assignor is a party. Except for the consent of Deepankar Katyal, no consent, approval, waiver or authorization is required to be obtained by the Assignor from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by the Assignor of this Agreement and the consummation of the transactions contemplated hereby.

1

c.       Assignor is not in default under, in breach of, or in receipt of any claim of default or breach under, the Note or the GEAL Agreement. No event has occurred which with the passage of time or the giving of notice or both would result in a default or breach by Assignor under the Note or the GEAL Agreement and, to the knowledge of Assignor, no breach or cancellation exists and there is no threatened breach or cancellation by Payee under the Note.

d.       There are no actions, suits, proceedings or governmental investigations relating to Assignor, the Note or the GEAL Agreement pending or, to the knowledge of Assignor, threatened, or any order, injunction, award or decree outstanding, against Assignor or against or relating to the Note or the GEAL Agreement. Assignor is not in violation of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental or other regulatory body, court or arbitrator relating to the Note or the GEAL Agreement.

3.                  Representations and Warranties of the Assignee. The Assignee hereby makes the following representations and warranties to the Assignee as of the Effective Date:

(a)       The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the state of New York. The Assignee has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Assignee of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Assignee. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by the Assignee, and (assuming due authorization, execution and delivery by the Assignor) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of the Assignee enforceable against the Assignee in accordance with their respective terms.

(b)       The execution, delivery and performance by the Assignee of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of the Assignee; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Assignee. Except for the consent of Deepankar Katyal, no consent, approval, waiver or authorization is required to be obtained by the Assignee from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by the Assignee of this Agreement and the consummation of the transactions contemplated hereby.

6.                  Indemnification. The Assignee will indemnify and hold the Assignor and its directors, officers, shareholders, members, partners, employees and agents (each, an “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Party may suffer or incur as a result of or relating to any action instituted against the Indemnified Party(ies) in any capacity, or any of them or their respective affiliates, by Deepankar Katyal or any former member of the Company, with respect to the Assumed Obligations (unless such action is based upon a breach of such Indemnified Party’s representations, warranties or covenants under this Agreement, including actions constituting fraud). If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Assignee in writing, and the Assignee shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to engage separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the engagement thereof has been specifically authorized by the Assignee in writing, (ii) the Assignee has failed after a reasonable period of time to assume such defense and to engage counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Assignee and the position of such Indemnified Party, in which case the Assignee shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Assignee will not be liable to any Indemnified Party under this Agreement (y) for any settlement by an Indemnified Party effected without the Assignee’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Party in this Agreement. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Indemnified Party against the Assignee.

2

7.               Waiver. The Assignor acknowledges, agrees and affirms that such Assignor does not possess, and hereby waives, any and all liability, claims, demands, damages, costs, expenses, actions and causes of action, in law or in equity (collectively, “Claims”), against Assignee or any of its affiliates, heirs, successors or assigns with respect to the Note and the Assumed Obligations.

8.              Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and their respective successors and assigns.

9.              Benefits. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

10.             Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.              Governing Law; Waiver of Jury Trial. This Agreement shall be governed by the internal law of the State of California without regard to the choice of law provisions of any jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the courts located within Los Angeles County, California for the purposes of any action or claim arising out of this Agreement or any transaction contemplated hereby, and agrees to commence any such action or claim only in such courts. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

12.              Further Assurances. Each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

13.              Headings. The paragraph headings of this Agreement are for convenience of reference only and do not form a part of the terms and conditions of this Agreement or give full notice thereof.

14.              Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

15.              Entire Agreement. This Agreement and the other agreements, documents and instruments referred to herein or contemplated hereby constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

3

16.              Amendments. This Agreement shall not be amended, modified or terminated except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Purchaser and Seller.

17.              Representation by Counsel; Interpretation. The parties hereto acknowledge that this Agreement has been prepared by Ruskin Moscou Faltischek, P.C. (“RMF”), counsel for Assignee. The parties hereto further acknowledge that RMF has not provided any tax advice or guidance to either of the parties hereto with respect to the transactions contemplated herein. Assignor further acknowledges that it has been afforded the opportunity to be represented by counsel in connection with this Agreement and the transactions contemplated hereby and it has either done so or elected not to do so. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the parties hereto. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

[Remainder of page intentionally left blank; signature page to follow]

4

IN WITNESS WHEREOF, Assignor and Assignees have executed this Agreement as of the date first set forth above.

ASSIGNOR:

GOPHER PROTOCOL, INC.

By: /s/
Name:
Title: Authorized Officer

ASSIGNEE:

MOBIQUITY TECHNOLOGIES, INC.

By: /s/ Dean Julia
Name: Dean Julia
Title: Chief Executive Officer

5

EXHIBIT A

NOTE

6